UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OSI ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100, Boston MA	02109
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
O’Shares U.S. Quality Dividend ETF	Cboe BZX Exchange, Inc.
O’Shares U.S. Small-Cap Quality Dividend ETF	Cboe BZX Exchange, Inc.
O’Shares Europe Quality Dividend ETF	Cboe BZX Exchange, Inc.
O’Shares Global Internet Giants ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-212418	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of O’Shares U.S. Quality Dividend ETF, O’Shares U.S. Small-Cap Quality Dividend ETF, O’Shares Europe Quality Dividend ETF and O’Shares Global Internet Giants ETF, each a series of the Registrant, to be registered hereunder is set forth in Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-212418; 811-23167), as filed with the U.S. Securities and Exchange Commission (“SEC”) on October 29, 2019, which is incorporated herein by reference.

The series to which this filing relates and their respective IRS Employer Identification Numbers are:

Title of Each Series of Securities	IRS Employer ID Number
O’Shares U.S. Quality Dividend ETF	32-0467924
O’Shares U.S. Small-Cap Quality Dividend ETF	81-4465242
O’Shares Europe Quality Dividend ETF	32-0469063
O’Shares Global Internet Giants ETF	82-5425249

Item 2. Exhibits.

1.
Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s initial Registration Statement on Form N-1A (File Nos. 333-212418; 811-23167), as filed with the SEC on July 6, 2016.

2.
Registrant’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos.333-212418; 811-23167), as filed with the SEC on October 30, 2017.

3.
Registrant’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Registrant’s initial Registration Statement on Form N-1A (File Nos. 333-212418; 811-23167), as filed with the SEC on July 6, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OSI ETF Trust

Date	October 13, 2020

By	/s/ Kevin Beadles
Kevin Beadles, President